Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-179590

Prospectus Supplement No. 8

(to Prospectus dated January 14, 2013)

MEI PHARMA, INC.

319,191 Shares of Common Stock at $7.14 Per Share

Upon Exercise of Outstanding Warrants

This prospectus amends and supplements the prospectus dated January 14, 2013 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration Statement No. 333-179590). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2013 and October 29, 2013 (the “Form 8-Ks”). Accordingly, we have attached the Form 8-Ks to this prospectus supplement.

The prospectus and this prospectus supplement relate to the issuance of shares of our common stock, par value $0.00000002 per share, (the “Common Stock”) upon exercise of warrants (the “Warrants”) issued in connection with our rights offering that was completed in May 2012.

Our common stock is traded on the Nasdaq Capital Market under the symbol “MEIP”. The Warrants will not trade on the Nasdaq Capital Market or any other securities exchange or trading market. On October 28, 2013, the closing price for a share of our Common Stock on the Nasdaq Capital Market was $8.30 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 7 of the Prospectus to read about factors you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 8 is October 29, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2013

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 21, 2013, MEI Pharma, Inc. issued a press release announcing detailed results from a Phase I clinical trial of its mitochondrial inhibitor drug candidate ME-344 in patients with refractory solid tumors, as presented at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston on October 20, 2013. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated October 21, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: October 21, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 21, 2013.

Exhibit 99.1

Contact: Pete De Spain Sr. Director, Investor Relations & Corporate Communications (858) 792-3729 pdespain@meipharma.com

MEI PHARMA’S MITOCHONDRIAL INHIBITOR ME-344 SHOWS PRELIMINARY EVIDENCE OF SINGLE-AGENT ACTIVITY IN FIRST-IN-HUMAN CLINICAL STUDY

Extension of Progression-Free Survival Observed Compared to Last Prior Therapy

San Diego – October 21, 2013 – MEI Pharma, Inc. (Nasdaq: MEIP), an oncology company focused on the clinical development of novel therapies for cancer, announced results from a Phase I first-in-human, single-agent clinical study of its investigational mitochondrial inhibitor drug candidate, ME-344, in patients with refractory solid tumors. The results, presented yesterday at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston, indicated that five of 21 evaluable patients treated with ME-344 experienced progression free survival (34 to 61+ weeks) that was at least twice the duration of their last prior treatment before entry into the study.

In addition, the presentation highlighted that one of these 5 patients, a heavily pre-treated patient with small cell lung cancer, achieved a confirmed partial response. The patient received his first treatment of ME-344 in August 2012 and has now been on study for more than 61 weeks. His June 2013 scans showed a decrease of 32% in target lesions, which was confirmed in his most recent scans (August 2013). This patient and three others remain on study and continue weekly dosing.

“The observed radiographic partial response is promising, particularly in such a difficult-to-treat disease as small cell lung cancer,” said presenter and co-investigator Jeffrey R. Infante, MD, Director, Drug Development at Sarah Cannon Research Institute and Tennessee Oncology. “In addition to tumor shrinkage, this patient has also demonstrated symptomatic improvement while on study, including decreased cough, shortness of breath and improved performance status. The results of this single agent Phase I study are encouraging and further clinical development of ME-344 is warranted.”

A copy of yesterday’s poster presentation, entitled “ME-344, a novel mitochondrial oxygenase inhibitor: Results from a first-in-human Phase I study,” is now available at www.meipharma.com.

ME-344 was generally well tolerated at doses equal to or less than 10 mg/kg delivered on a weekly schedule for extended durations. Dose limiting toxicities were observed at both the 15 and 20 mg/kg dose levels, consisting primarily of Grade 3 peripheral neuropathy. Other medically significant adverse events observed in single patients included angina and QTc prolongation at the 10 mg/kg dose.

“We are encouraged by the results from this first-in-human study of ME-344,” said Robert D. Mass, MD, Chief Medical Officer of MEI Pharma. “Not only did the trial show evidence of clinical activity, but the primary dose limiting toxicity was consistent with the proposed mechanism of action of ME-344, namely mitochondrial inhibition, suggesting on-target activity. Based on these findings, we are now actively preparing for a Phase Ib clinical trial of ME-344 in combination with Hycamtin® (topotecan) in small cell lung cancer and ovarian cancer, which we expect to initiate during the second quarter of 2014.”

The Phase Ib trial will be designed to evaluate the safety and tolerability of ME-344 in combination with Hycamtin® in a total of 45 patients with either small cell lung cancer or ovarian cancer. Hycamtin® is a chemotherapy approved by the U.S. Food & Drug Administration for the treatment of small cell lung cancer and ovarian cancer, as well as cervical cancer.

About ME-344

ME-344 is MEI Pharma’s isoflavone-derived mitochondrial inhibitor drug candidate. In preclinical studies, ME-344 has been shown to cause caspase-independent cell death in multiple human tumor cell lines, including ovarian cancer stem cells, by interfering with mitochondrial energy generation. In April 2013, Ayesha Alvero, MD, Yale University School of Medicine, presented data at the American Association for Cancer Research Annual Meeting showing the ability of ME-344 to decrease tumor burden and delay recurrence in a pre-clinical in vivo model of recurrent epithelial ovarian cancer, the most lethal of all gynecologic malignancies.

MEI Pharma owns exclusive worldwide rights to ME-344.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a San Diego-based oncology company focused on the clinical development of novel therapies for cancer. The Company’s lead drug candidate is Pracinostat, a potential best-in-class, oral HDAC inhibitor being developed for advanced hematologic diseases, such as myelodysplastic syndrome (MDS) and acute myeloid leukemia (AML). The Company initiated a randomized, placebo-controlled Phase II trial of Pracinostat in combination with Vidaza (azacitidine) in patients with previously untreated MDS in June 2013. An open-label Phase II trial of Pracinostat in combination with Vidaza in elderly patients with AML who are unsuitable for intensive chemotherapy is expected to initiate in the fall of 2013. In September 2013, the Company further expanded its pipeline of drug candidates with the acquisition of PWT143, a highly selective PI3-kinase delta inhibitor. For more information, go to www.meipharma.com.

About Sarah Cannon Research Institute

Sarah Cannon Research Institute (SCRI) is a global strategic research organization focusing on advancing therapies for patients. It is one of the largest clinical research programs, conducting community-based clinical trials in oncology and cardiology through affiliations with a network of more than 700 physicians in the United States and United Kingdom. Additionally, SCRI offers management, regulatory and other research support services to drug development sponsors and strategic investigator sites. For more information, please visit sarahcannonresearch.com.

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 25, 2013, MEI Pharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 4,375,000 shares of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), at a public offering price of $8.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 656,250 shares of Common Stock to cover over-allotments, if any.

The net proceeds to the Company from this offering, excluding any proceeds that the Company may receive from the exercise of the over-allotment option, are expected to be approximately $32.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about October 30, 2013, subject to customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statements on Form S-3 (Registration Statement Nos. 333-173266 and 333-191893) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and which is incorporated by reference herein. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 to this report.

On October 25, 2013, the Company issued a press release announcing the pricing of the offering, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 25, 2013, between the Company and Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the offered shares.

99.1	Press release, dated October 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: October 29, 2013

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 25, 2013, between the Company and Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the offered shares.

99.1	Press release, dated October 25, 2013.

Exhibit 1.1

EXECUTION COPY

4,375,000 Shares

MEI PHARMA, INC.

Common Stock

UNDERWRITING AGREEMENT

October 25, 2013

STIFEL, NICOLAUS & COMPANY, INCORPORATED

COWEN AND COMPANY, LLC

    As Representatives of the several Underwriters

    named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

MEI Pharma, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of 4,375,000 shares (the “Firm Shares”) of common stock, par value $0.00000002 per share, of the Company (the “Common Stock”). The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 656,250 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that (unless the context shall clearly indicate otherwise, any reference in Section 1 to the Company shall include its subsidiaries):

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-173266), and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b) At the time of the filing of the Initial Registration Statement with the Commission, the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied. The Initial Registration Statement was declared effective by the Commission under the Securities Act on May 26, 2011. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission.

(c) For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement. The Disclosure Package (as defined below) at the Applicable Time complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 10(f).

(d) Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time that such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the applicable Time of Delivery (as defined below), and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the applicable Time of Delivery, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the applicable Time of Delivery, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 10(f).

(e) Neither (i) any Issuer General Free Writing Prospectus(es) issued at or prior to the Applicable Time and set forth on Schedule II, the Statutory Prospectus at the Applicable Time and the information set forth on Schedule III at the Applicable Time, all considered together (collectively, the “Disclosure Package”); nor (ii) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 10(f). As used in this paragraph and elsewhere in this Agreement:

(i) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the final prospectus supplement dated the date hereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(ii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company; or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and

Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iii) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(iv) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 7(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 10(f).

(g) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(h) The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not reasonably be expected to have a material adverse effect on the business, prospects, operations, assets, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the charter and bylaws of the Company and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made on or after the date hereof through and including the applicable Time of Delivery.

(j) The Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity.

(k) The Company had the authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus as of the date set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which applicable to the Shares has been delivered to counsel to the Underwriters) and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been fully complied with or previously waived. Except as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company (other than as a result of the grant of stock options under the Company’s existing equity incentive plans after the date(s) set forth in the Registration Statement, the Disclosure Package and the Prospectus). The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(l) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party that have not been waived in writing (a copy of which applicable to the Shares has been delivered to counsel to the Underwriters). The Shares will conform in all material respects to the description of the Shares contained in the Registration Statement, the Disclosure Package and the Prospectus.

(m) The issuance and sale of the Shares to be sold by the Company pursuant hereto, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, lease, license, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of (a) the provisions of the charter or bylaws of the Company or (b) any statute or any order, rule or regulation of any court, arbitrator, governmental agency or body having jurisdiction over the Company or any of its properties or (c) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market), except in the case of (b) or (c) above for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each, an “Authorization”) of, from, with or to any court, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body”) is required for the execution, delivery or performance of this Agreement or the issuance and sale of the Shares by the Company, except (i) the registration of the Shares under the Securities Act; (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or Blue Sky laws or any securities laws of jurisdictions outside of the United States; and (iii) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(o) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(p) The Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the authorization, issuance and sale of the Shares as contemplated by this Agreement. All corporate actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect. The approval of the Company’s stockholders is not required under the rules and regulations of any trading market for the Company to issue and deliver to the Underwriters the Shares.

(q) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(r) The Company is not in breach or violation of nor in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or bylaws or other organizational documents; (ii) any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, lease, license, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; (iii) any federal, state, local or foreign law, regulation or rule, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules and regulations of the Commission thereunder;

(iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market); or (v) any decree, judgment or order applicable to it or any of its properties, except for such defaults specified under subparagraphs (ii) through (v) herein that would not have a Material Adverse Effect.

(s) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or, to the knowledge of the Company, court or governmental action, order or decree, otherwise than as described in the Disclosure Package and the Prospectus, except for such loss or interference as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change in the capital stock or short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock (in each case, other than as a result of the grant or exercise of stock options and the offer to sell shares of stock and award shares of restricted stock under the Company’s existing equity incentive plans, the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company or the exercise of warrants outstanding as of the date hereof), of the Company or any material adverse change in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company taken as a whole, other than as described or contemplated in the Disclosure Package and the Prospectus. Except as described in the Disclosure Package and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock.

(t) The Company has good and marketable title to all real property and good and marketable title to all material personal property (other than Intellectual Property, which is addressed in subsection (v) below) described in the Registration Statement, the Disclosure Package or the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company.

(u) The Company holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, exemptions, designations and orders (each, a “Permit”) of any Regulatory Body, including without limitation the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, animal or human clinical studies or biohazardous substances, required for the conduct of its business as now conducted, except where the failure to hold or comply with any such Permits would not, individually or in the aggregate, result in a Material Adverse Effect; all such Permits are valid and in full force and effect; and the Company has not received written notice of any revocation, suspension or material modification of any such Permit or has reason to believe that any such Permit will not be renewed in the ordinary course of business.

(v) The Company owns, possesses, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement and Prospectus to be conducted except as such failure to own, possess, or acquire such rights would not have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus: (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not have a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company.

(w) The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in material compliance with all Permits required of it under applicable Environmental Laws to conduct its business; and (iii) has not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, failure to receive required Permits or liability as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x) The Company (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material Permits required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such Permit. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws that would reasonably be expected to have a Material Adverse Effect.

(y) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, including, without limitation, pursuant to Section 408 of ERISA and the regulatory guidance thereunder; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(z) Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage, pending or, to the knowledge of the Company, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company.

(aa) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent the Company is aware that it is required by such sources, the Company has obtained the written content to the use of such data from such sources.

(bb) The Company carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and the Company has not (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; or (ii) reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and in force on the date hereof.

(cc) The Company has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company is contesting in good faith, except for such returns, taxes and assessments the failure of which to file or pay would not reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has not received written notice of any proposed liability for any material tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in accordance with generally accepted accounting principles in the United States (“GAAP”) in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.

(dd) The statements set forth in or referred to in the Prospectus under the caption “Description of Securities—Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, represent an accurate summary of such terms in all material respects.

(ee) Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been so described.

(ff) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(gg) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as set forth in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(ii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Disclosure Package or the Prospectus, or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 7(a) of this Agreement.

(jj) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market under the ticker symbol “MEIP.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market. The Company believes that it is, and it will in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. A registration statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective.

(kk) Except as described in the Registration Statement, the Disclosure Package or the Prospectus, neither the Company nor, to the Company’s knowledge, the Company’s officers, directors or any of its affiliates (within the meaning of FINRA Conduct Rule 2720(f)(1)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(gg) of the By-laws of FINRA) of, any member firm of FINRA.

(ll) BDO USA LLP, who has certified certain financial statements of the Company filed as a part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is (i) an independent public accounting firm as required by the Securities Act and the Rules and Regulations; (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); and (iii) in the performance of its work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(mm) The financial statements of the Company (including all notes and schedules thereto) set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified in conformity with GAAP, consistently applied throughout the periods involved, except as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus; and the summary and selected financial data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Disclosure Package and the Prospectus and other accounting records of the Company. No other schedules or financial statements are required to be included in the Registration Statement, the Disclosure Package or the Prospectus. Except as described in the Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(nn) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(oo) Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company or the Company aware, of (i) during the past 36 months, any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(pp) Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Disclosure Package and the Prospectus).

(qq) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Disclosure Package and the Prospectus.

(rr) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors or officers or, to the knowledge of the Company, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(ss) To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended;

(tt) Except as otherwise contemplated by this Agreement or as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

(uu) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(vv) Neither the Company nor any of its controlled affiliates does business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control.

(ww) The Company has operated and currently is in compliance with the United States Federal Food, Drug, and Cosmetic Act, as amended, all applicable rules and regulations of the FDA and other federal, state, local and foreign governmental bodies exercising comparable authority, except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Effect. The clinical studies conducted by or, to the Company’s knowledge, on behalf of the Company that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA and all applicable laws and regulations; preclinical studies conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls; the descriptions of the tests and preclinical and clinical studies, and results thereof, conducted by or, to the Company’s knowledge, on behalf of the Company contained in the Registration Statement and the Prospectus are accurate and complete in all material respects; and the Company is not aware of any other trials or studies, the results of which reasonably call into question the results described or referred to in the Registration Statement and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension, or clinical hold of any preclinical or clinical studies, or such written notice or correspondence from any Institutional Review Board or comparable authority requiring the termination or suspension of a clinical study, conducted by or on behalf of the Company, which termination, suspension, or clinical hold would reasonably be expected to have a Material Adverse Effect. None of the Company, its subsidiaries, or their respective business operations, except as would not reasonably be expected to result in a Material Adverse Effect, is in violation of the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable state privacy and security laws. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product candidate, operation or activity is in material violation of any Permit or Food, Drug and Cosmetic Act provision and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Permits and has no knowledge that any such governmental authority is considering such action.

(xx) The Company is eligible to offer and sell securities under the Registration Statement (including the offer and sale of the Shares) without reliance on General Instruction I.B.6 of Form S-3.

(yy) The statements set forth in the Company’s Annual Report on Form 10-K for the year ending June 30, 2013, which is incorporated by reference into the Prospectus, under the caption “Business—Intellectual Property”, insofar as they purport to describe the documents referred to therein, are accurate, complete and fair in all material respects

(zz) The Company does not do business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

(aaa) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, and the Company is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(bbb) The Company satisfies the pre-October 21, 1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the offering of the Shares, including, without limitation: (i) having a non-affiliate, public common equity float of at least $100 million with 60 days prior to the date of this Agreement and annual trading volume of at least three million shares for the continuous 12-month period ended on the date of this Agreement and (ii) having been subject to the

Exchange Act reporting requirements for a period of at least 36 months immediately preceding the date of this Agreement.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $7.52 (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder; and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised by (y) the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to 656,250 Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Firm Shares Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Firm Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Firm Shares as directed by the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives, by causing DTC to credit the Firm Shares to the account of the Representatives at DTC. The time and date of such delivery and payment shall be 10:00 a.m., New York time, on October 30, 2013, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “Firm Shares Time of Delivery.”

(b) The documents to be delivered at the Firm Shares Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(n) hereof, will be delivered at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Firm Shares Time of Delivery.

(c) For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(d) Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Shares Time of Delivery” (any of such Option Shares Time of Delivery and the Firm Shares Time of Delivery, and each of them, a “Time of Delivery”), which may be the Firm Shares Time of Delivery, shall be determined by the Representatives as provided above. The Option Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Option Shares as directed by the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives, by causing DTC to credit the Option Shares to the account of the Representatives at DTC at the applicable Option Shares Time of Delivery. The time and date of such delivery and payment shall be 10:00 a.m., New York time, on such time and date as directed by the Representatives. The documents to be delivered at the Option Shares Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Option Shares and any additional documents requested by the Underwriters pursuant to Section 9(n) hereof, will be delivered at the Closing Location, and the Option Shares will be delivered at the Designated Office, all at such Option Shares Time of Delivery. In this Agreement, references to “Time of Delivery” shall refer to either the Firm Shares Time of Delivery or Option Shares Time of Delivery as the context shall indicate.

5. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters; (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; and (e) the Company has been advised that each of the Underwriters and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty, to the Company in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

Each of the Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second New York Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; during the period beginning on the date hereof and ending on the later of the applicable Time of Delivery and the date, as determined in the opinion of counsel for the Underwriters, that the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 of the Securities Act) in connection with the sales by an underwriter or a dealer (the “Prospectus Delivery Period”), to furnish to the Underwriters for review a copy of any proposed amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus; to make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus during the Prospectus Delivery Period to which the Underwriters or their counsel reasonably objects; to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Underwriters, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; to use its best efforts to prevent and to promptly use its best efforts to obtain the withdrawal of any such order.

(b) During the Prospectus Delivery Period, to comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions of this Agreement, the Disclosure Package and the Prospectus; if, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to promptly notify the Underwriters and to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance;

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(d) To furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities (other than (i) pursuant to equity incentive plans existing on the date of this Agreement, (ii) upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of the date of this Agreement or (iii) pursuant to any existing “earn-out” or similar provisions contained in any agreement to which the Company is a party as of the date of this Agreement); provided, that if (i) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then, in each case, the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(g) To issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the agreements required by Section 9(i);

(h) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, FINRA or any national securities exchange on which any class of securities of the Company is listed; provided that the Company shall not be required to provide documents the provision of which would require public disclosure by the Company under Regulation FD;

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(j) Not to take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and not to effect any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement;

(k) Other than as contemplated by this Agreement, not to incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(l) During the Prospectus Delivery Period, to file with the Commission such periodic and special reports as required by the Rules and Regulations;

(m) During the Prospectus Delivery Period, to maintain the controls and other procedures required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder;

(n) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(o) During the Prospectus Delivery Period, to comply with all applicable provisions of the Sarbanes-Oxley Act;

(p) If the Company elects to rely upon Rule 462(b) under the Securities Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and, at the time of filing, either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(q) To use its reasonable best efforts to list the Shares on the NASDAQ Capital Market and to maintain the listing of the Shares on the NASDAQ Capital Market.

7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated: (a) all expenses (including, without limitation, transfer taxes allocated to the respective transferees) in connection with the delivery to the Underwriters of the Shares; (b) all expenses (including, without limitation, the fees, disbursements and expenses of the Company’s counsel and accountants) in connection with the preparation, printing, reproduction, filing, delivery and shipping of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus, and amendments and supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers; (c) the cost of printing or producing, delivery and shipping of this Agreement, closing documents (including, without limitation, any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (d) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof; (e) all fees and expenses in connection with listing the Shares on the NASDAQ Capital Market; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Shares; (i) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 8, and (j) all reasonable fees and disbursements of counsel to the Underwriters in connection with the performance of the Underwriters’ obligations hereunder which are not otherwise specifically provided for in this Section 8, in an amount not to exceed $60,000 in the aggregate.

9. The obligations of the Underwriters hereunder, as to the Firm Shares or the Option Shares to be delivered at the applicable Time of Delivery, shall be subject, in the Underwriters’ discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to the Underwriters an opinion and written statement, dated the applicable Time of Delivery, with respect to the validity of the Shares, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters;

(c) (i) Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Underwriters an opinion and written statement, and (ii) Wilson Sonsini Goodrich & Rosati, PC, intellectual property counsel for the Company, shall have furnished to the Underwriters an opinion, each dated the applicable Time of Delivery, each in form and substance reasonably satisfactory to the Representatives;

(d) On the date of this Agreement and at the applicable Time of Delivery, BDO USA LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements audited or reviewed by BDO USA LLP and certain other financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus;

(e) (i) Since the date of the latest audited financial statements included in the Prospectus, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Disclosure Package, there shall not have been any change in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the applicable Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE MKT; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the applicable Time of Delivery on the terms and in the manner contemplated in the Disclosure Package or the Prospectus;

(g) The Shares to be sold at the applicable Time of Delivery shall have been duly listed for quotation on the NASDAQ Capital Market;

(h) The Underwriters shall not have received any unresolved objection from FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Underwriters in connection with the issuance and sale of the Shares;

(i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the executive officers and directors of the Company, substantially to the effect set forth in Exhibit A hereto;

(j) The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to the Underwriters at the applicable Time of Delivery certificates of the chief executive officer and the chief financial officer of the Company reasonably satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section;

(l) The Underwriters shall have received at the applicable Time of Delivery a certificate of the Chief Financial Officer of the Company;

(m) The Underwriters shall have received at the applicable Time of Delivery a certificate of the Secretary of the Company; and

(n) The Company shall have furnished to the Underwriters such additional documents, certificates and evidence as the Underwriters may have reasonably requested to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Shares contemplated hereby.

Except as otherwise stated herein, all such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and their counsel. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

10. (a) The Company will indemnify and hold harmless each Underwriter from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 10(f); and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of information described as such in Section 10(f); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of any Underwriter under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f) Each Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth in the first paragraph under the caption “Underwriting – Commissions and Discounts”, the paragraph under the caption “Underwriting – Passive Market-Making” and the paragraphs under the caption “Underwriting – Short Sales, Stabilizing Transactions and Penalty Bids” in the Disclosure Package and in the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

11. The Underwriters shall have the right to terminate this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) by giving notice to the Company as hereinafter specified at any time at or prior to the applicable Time of Delivery, if (a) any condition of the Underwriters’ obligations hereunder is not fulfilled; (b) there is a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE MKT; (ii) there is a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market; (iii) there is a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) there is an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) there occurs any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere which, in the Representatives’ judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Firm Shares or the Option Shares, as the case may be. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 and Section 10 hereof shall at all times be effective and shall survive such termination. If the Underwriters elect to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.

12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the applicable Time of Delivery, the Representatives may in their discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that the Company has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone the applicable Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the applicable Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the applicable Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the applicable Time of Delivery (other than by reason of any default on the part of the Company), or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then the Company will have the right, by written notice given within the following 36-hour period to the Representatives, to terminate this Agreement.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 12(c) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 10 and 13 hereof; but, except as otherwise provided in this Agreement, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including, without limitation, fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered, except as provided in Sections 10 and 13 hereof.

15. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic or facsimile transmission to the Representatives as follows: c/o Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, electronic or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company, each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement.

19. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including, without limitation, tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company plus one for counsel of any counterparts hereof, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Name:	Daniel P. Gold
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof at San Francisco, California

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Nicholas Oust
Name:	Nicholas Oust
Title:	Managing Director

COWEN AND COMPANY, LLC

By:	/s/ Jason Fenton
Name:	Jason Fenton
Title:	Managing Director

Each for itself and together as Representatives of the

other Underwriters named in Schedule I hereto

SCHEDULE I

UNDERWRITERS

Underwriters	Total Number of Firm Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	1,750,000
Cowen and Company, LLC	1,750,000
Wedbush Securities Inc.	656,250
Roth Capital Partners, LLC	218,750

Total	4,375,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE III

PRICING INFORMATION

Public Offering Price Per Share: $8.00

Number of Firm Shares Offered: 4,375,000

Underwriting Discount: 6.0%

Firm Shares Time of Delivery: October 30, 2013

SCHEDULE IV

EXECUTIVE OFFICERS AND DIRECTORS EXECUTING LOCKUP AGREEMENTS

Daniel P. Gold

Thomas M. Zech

Robert Mass

Christine White

Leah Cann

William D. Rueckert

Charles V. Baltic III

Thomas C. Reynolds

Nicholas R. Glover

EXHIBIT A

FORM OF LOCKUP AGREEMENT

                    , 2013

STIFEL, NICOLAUS & COMPANY, INCORPORATED

COWEN AND COMPANY, LLC

    As Representatives of the Several Underwriters

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street

Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among MEI Pharma, Inc., a Delaware corporation (the “Company”), and the several underwriters named therein (the “Underwriters”), for whom Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC are acting as representatives (the “Representatives”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, $0.00000002 par value per share (“Common Stock”), pursuant to a Registration Statement on Form S-3, the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth in the final prospectus supplement used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member (each such person or entity a “Controlled Party”) not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, which consent may be withheld in the Representatives’ sole discretion; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Representatives and will not consummate such transaction or take any such action unless it has received written confirmation from the Representatives that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The foregoing restrictions shall not apply to (i) bona fide gifts by the undersigned, provided that (a) each resulting transferee of the Company’s securities who is not a Controlled Party executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement; (ii) the exercise of options to purchase Common Stock expiring during the Lock-Up Period (provided that, unless otherwise provided herein, such shares of Common Stock received upon exercise shall also be subject to this Agreement) and the disposition to the Company of shares of Common Stock acquired upon the exercise of such stock options to the extent necessary to pay the exercise price and related withholding taxes; (iii) the disposition of shares of Common Stock to the extent necessary to pay withholding taxes due in connection with the vesting of restricted stock during the Lock-Up Period; (iv) the transfer of Common Stock or options to an ex-spouse pursuant to a domestic relations order; (v) a pledge of shares of Common Stock securing indebtedness of the undersigned that existed on the date hereof, provided, however, that such pledge is not related to additional advances on such indebtedness made on or after the date hereof; (vi) any Common Stock acquired by the undersigned in the open market on or after the Public Offering Date; and (vii) any transfer of Common Stock to a Controlled Party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void (i) upon written notice from the Company to the Representatives that the Company does not intend to proceed with the public offering or wishes to terminate the engagement of the Representatives prior to the public offering or (ii) if the Public Offering Date shall not have occurred on or before December 31, 2013.

Very truly yours,

Printed Name:

Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

October 29, 2013

MEI Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, California 92130

Re:	MEI Pharma, Inc. – Registration Statements on Form S-3 (Registration Statement Nos. 333-173266 and 333-191893)

Ladies and Gentlemen:

We have acted as counsel to MEI Pharma, Inc., a Delaware corporation (the “Company”), in connection with (i) the offering by the Company of 5,031,250 shares (the “Shares”) of its common stock, $0.00000002 par value per share (the “Common Stock), which includes up to 656,250 shares of Common Stock that may be sold pursuant to the exercise of an over-allotment option granted to the underwriters, pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of October 25, 2013, between the Company and Stifel, Nicolaus & Company, Incorporated and Cowen and Company LLC, as representatives of the several underwriters named therein, (ii) the filing by the Company of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”), (iii) the filing by the Company with the SEC of the Registration Statement on Form S-3 (Registration Statement No. 333-191893) (the “Additional Registration Statement”), (iv) the filing by the Company of the preliminary prospectus supplement relating to the Shares dated October 24, 2013, including the accompanying base prospectus dated May 26, 2011, which was filed by the Company with the SEC on October 24, 2013 pursuant to Rule 424(b)(5) promulgated under the Act (the “Preliminary Prospectus Supplement”) and (v) the filing by the Company of the prospectus supplement relating to the Shares dated October 25, 2013, including the accompanying base prospectus dated May 26, 2011, which was filed by the Company with the SEC on October 28, 2013 pursuant to Rule 424(b)(5) promulgated under the Act (the “Prospectus Supplement”).

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Additional Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Underwriting Agreement, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

MEI Pharma, Inc.

October 29, 2013

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when issued and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Exhibit 99.1

Contact: Pete De Spain Sr. Director, Investor Relations & Corporate Communications (858) 792-3729 pdespain@meipharma.com

MEI PHARMA ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

San Diego – October 25, 2013 – MEI Pharma, Inc. (Nasdaq: MEIP), an oncology company focused on the clinical development of novel therapies for cancer, announced today that it has priced an underwritten public offering of 4,375,000 shares of its common stock at an offering price of $8.00 per share, for total gross proceeds (before underwriting discount and commissions and estimated expenses) of approximately $35 million. The Company has granted the underwriters a 30-day option to purchase up to 656,250 additional shares of its common stock to cover over-allotments, if any. The offering is expected to close on October 30, 2013, subject to customary closing conditions.

The Company plans to use the net proceeds of the offering, together with other available funds, to progress the clinical development programs for its drug candidates, Pracinostat, ME-344 and PWT143, and for other general corporate purposes.

Stifel and Cowen and Company are acting as joint book-runners for the offering. Wedbush PacGrow Life Sciences and Roth Capital Partners are acting as co-managers.

The securities described above are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus supplement and accompanying base prospectus. When available, copies of the final prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling (415) 364-2500, or from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, or by calling (631) 274-2806, or by faxing (631) 254-7140. An electronic copy of the prospectus supplement and accompanying base prospectus relating to the offering will also be available on the website of the SEC at www.sec.gov.

This release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a San Diego-based oncology company focused on the clinical development of novel therapies for cancer. The Company’s lead drug candidate is Pracinostat, a potential best-in-class, oral HDAC inhibitor being developed for advanced hematologic diseases, such as myelodysplastic syndrome (MDS) and acute myeloid leukemia

(AML). The Company initiated a randomized, placebo-controlled Phase II trial of Pracinostat in combination with Vidaza (azacitidine) in patients with previously untreated MDS in June 2013. An open-label Phase II trial of Pracinostat in combination with Vidaza in elderly patients with AML who are unsuitable for intensive chemotherapy is expected to initiate in the fall of 2013. MEI Pharma is also developing ME-344, a mitochondrial inhibitor derived from its isoflavone-based technology platform. Results from a first-in-human, single-agent clinical study of ME-344 in patients with refractory solid tumors were presented in October 2013. In September 2013, the Company further expanded its pipeline of drug candidates with the acquisition of PWT143, a highly selective PI3-kinase delta inhibitor. For more information, go to www.meipharma.com.

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.